UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2020

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2020, Endonovo Therapeutics, Inc., a Delaware corporation (the “Company”) and Calvary Fund I, LP, a Delaware limited partnership (the “Investor”) entered into an Equity Line Purchase Agreement (the “ELPA”) and a Registration Rights Agreement (the “RRA”), each dated May 18, 2020.

Pursuant to the ELPA, the Investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 (the “Commitment”) worth of the Company’s common stock, over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the ELPA. The Company agreed to issue shares of its common stock (the “Commitment Shares”) to the Investor having a market value of 5% of the Commitment ($500,000 and 3,859,630 shares) based on the market price of the shares at the execution of the ELPA to be delivered in three tranches of 385,963 shares on: (i) the execution of the ELPA (which shares have been delivered to the Investor; (ii) thirty days after the effectiveness of the registration statement to be filed under the RRA (the “Registration Statement”), and (iii) 90 trading days after the effectiveness of the Registration Statement with the balance of the Commitment Shares to be issued pro-rata over the first $3,000,000 of puts in accordance with a formula set forth in the ELPA. The Company agreed to reserve 81,052,290 shares of its Common Stock for issuances to the Investor pursuant to the ELPA to cover the puts described below and the Commitment Shares.

The ELPA provides that at any time after the effective date of the Registration Statement and provided the closing sale price of the common shares on the OTCQB is not below $0.01, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct the Investor to buy up to 300,000 shares of the common stock (the “Regular Purchase Amount”) at the a purchase price as equal to the lower of: (i) the lowest applicable Sales Price on the date of the put and (ii) 85% of the arithmetic average of the 3 lowest closing prices for the Common Stock during the 10 consecutive trading days ending on the trading day immediately preceding such Put Date. The Regular Purchase Amount may be increased as follows: to up to 400,000 shares of common stock if the closing price of the common shares is not below $0.25 per share and up to 500,000 shares if the closing price is not below $0.40 per share. Under the ELPA the Company has the right to submit a Regular Purchase notice to the Investor as often as every business day and after the market has closed (i.e. after 4:00 pm Eastern Time) so that the Purchase Price is always fixed and known at the time the Company delivers a put notice. The payment for the shares covered by each put notice will generally occur on the day following the put notice. The ELPA contains provisions which allow for the Company to make additional puts beyond the Regular Purchase Amount at greater discounts to the market price of the common stock as forth in the ELPA.

In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The ELPA also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the ELPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the ELPA. ELPA further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the ELPA or RRA.

The ELPA requires the Company to apply at least 50% of the proceeds of puts to the payment of certain variable rate convertible notes issued by the Company.

Pursuant to the terms of the RRA, the Company is obligated to file one or more registrations statements with the SEC within fifteen (15) days after the date of the filing of its quarterly report on Form 10-Q for the period ended March 31, 2020 to register the resale by the Investor of the shares of common stock issued or issuable under the ELPA. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.

The foregoing description of each of the ELPA and the RRA is qualified in its entirety by reference to the full text of the ELPA and RRA, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

As of May 1, 2020, the Company had outstanding approximately $5,200,000 in variable rate convertible promissory notes, the holder of one of these notes with a balance of approximately $283,000 has been repaid and three lenders holding of approximately $4,561,000 in variable rate convertible notes have entered into Note Modification and Forbearance Agreements, whereunder they have agreed to waive any prior defaults, waive certain payment premiums and not to convert their notes into free trading stock under Rule 144 under the Securities Act of 1933, as amended (the “33 Act”), provided that the Company is making certain payments to them under the ELA. The basic form of the forbearance agreement is annexed hereto as Exhibit 10.3 and the reader is directed to such exhibit for the full terms thereof. While the Company has approximately and additional $440,000 of variable rate convertible notes held by parties who have not signed the Note Modification and Forbearance Agreement, management believes, based on certain recently initiated SEC litigations, that it should no longer honor attempts to convert such notes into free trading stock under Rule 144 under the 33 Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(b) Exhibits

No.	Description

10.1	Equity Line Purchase Agreement by and between the Company and Calvary Fund I, LP, dated as of May 18, 2020

10.2	Registration Rights Agreement by and between the Company and Calvary Fund I, LP, dated as of May 18, 2020.

10.3	Form of Note Modification and Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2020

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier Chief Executive Officer